SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

HEARx Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On June 10, 2002, HEARx Ltd. mailed a letter to its stockholders. The following is the text of the letter:

June 10, 2002

To Our Stockholders:

     We previously provided to our stockholders proxy materials relating to our Annual Meeting of Stockholders scheduled for June 10, 2002. Today we convened the meeting and immediately adjourned the meeting to reconvene on Tuesday, June 25, 2002. The reconvened Annual Meeting of Stockholders will be held at the originally noticed location of 700 13th Street, N.W., Washington, D.C. at 2:00 p.m. local time on June 25. The Company is planning this adjournment in order to give additional stockholders a further opportunity to vote at the Annual Meeting. The agenda item — the election of directors — will remain the same.

Sincerely,

Paul A. Brown, M.D. Chairman and Chief Executive Officer